UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2012 (April 19, 2012)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 871-2000

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Duff & Phelps Corporation (the "Company") held its annual meeting of stockholders on April 19, 2012. Holders of Class A Common Stock and Class B Common Stock voted together as a single class on all matters presented at the meeting. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect nine (9) directors to serve until the next annual meeting of stockholders:

Nominee	Voted For	Withheld	Broker Non-Votes
Noah Gottdiener	36,260,924	208,645	—
Robert M. Belke	34,329,676	2,139,893	—
Peter W. Calamari	34,327,706	2,141,863	—
William R. Carapezzi	36,348,661	120,908	—
John A. Kritzmacher	36,350,707	118,862	—
Harvey A. Krueger	25,542,438	10,927,131	—
Sander M. Levy	34,323,419	2,146,150	—
Jeffrey D. Lovell	36,354,707	114,862	—
Gordon A. Paris	36,350,707	118,862	—
Total	—	—	1,515,146

2.	A proposal to approve the Company's Executive Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986:

Voted For	Voted Against	Abstentions	Broker Non-Votes
34,478,533	703,312	1,287,724	1,515,146

3.	A proposal to approve the amendments to the Company's Amended and Restated 2007 Omnibus Stock Incentive Plan:

Voted For	Voted Against	Abstentions	Broker Non-Votes
23,937,671	11,286,261	1,245,637	1,515,146

4.	A proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2012:

Voted For	Voted Against	Abstentions
37,824,535	66,122	94,058

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

/s/ Edward S. Forman
Edward S. Forman
Executive Vice President, General Counsel & Secretary

Dated: April 23, 2012